PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 17, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.001 per share (the “Common Stock”), that the Corporation has authority to issue is hereby increased by 2,500,000,000 shares to an aggregate of 8,500,000,000 shares, having an aggregate par value of $8,500,000.

SECOND:       125,000,000 of the additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of three existing classes of Common Stock of Prudential Short Duration Multi-Sector Bond Fund as follows:

Name of Class Number of Shares

Class A Common Stock 5,000,000

Class Q Common Stock 110,000,000

Class Z Common Stock 10,000,000

THIRD:       2,375,000,000 of the additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of four existing classes of Common Stock and two new classes of Common Stock of Prudential Total Return Bond Fund as follows:

Name of Class Number of Shares

Class A Common Stock 150,000,000

Class C Common Stock 60,000,000

Class Q Common Stock 1,750,000,000

Class Z Common Stock 65,000,000

Class R2 Common Stock 265,000,000

Class R4 Common Stock 85,000,000

FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the charter of the Corporation (the “Charter”) and

Section 2-208 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors has classified and designated:

(a) 5,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class T Common Stock and 430,000,000 authorized but unissued shares of Prudential Total Return Bond Fund Class T Common Stock (“Bond Fund Class T Common Stock”) as 435,000,000 additional shares of Prudential Total Return Bond Fund Class Z Common Stock; and

(b) 180,000,000 authorized but unissued shares of Bond Fund Class T Common Stock as 180,000,000 shares of Prudential Total Return Bond Fund Class R4 Common Stock.

FIFTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing or new class of the applicable series as set forth in the Charter.

SIXTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 6,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,000,000, classified and designated as follows:

Prudential Total Return Bond Fund

Class A Common Stock 750,000,000

Class B Common Stock 5,000,000

Class C Common Stock 80,000,000

Class Q Common Stock 1,250,000,000

Class R Common Stock 200,000,000

Class Z Common Stock 2,500,000,000

Class T Common Stock 1,080,000,000

Prudential Short Duration Multi-Sector Bond Fund

Class A Common Stock 5,000,000

Class C Common Stock 10,000,000

Class Q Common Stock 40,000,000

Class Z Common Stock 50,000,000

Class T Common Stock 30,000,000

SEVENTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 8,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $8,500,000, classified and designated as follows:

Prudential Total Return Bond Fund

Class A Common Stock 900,000,000

Class B Common Stock 5,000,000

Class C Common Stock 140,000,000

Class Q Common Stock 3,000,000,000

Class R Common Stock 200,000,000

Class Z Common Stock 3,000,000,000

Class T Common Stock 470,000,000

Class R2 Common Stock 265,000,000

Class R4 Common Stock 265,000,000

Prudential Short Duration Multi-Sector Bond Fund

Class A Common Stock 10,000,000

Class C Common Stock 10,000,000

Class Q Common Stock 150,000,000

Class Z Common Stock 60,000,000

Class T Common Stock 25,000,000

EIGHTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

NINTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

TENTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of September, 2017.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

/s/ Jonathan Shain                                      By: /s/ Scott Benjamin

Name: Jonathan Shain                                    Name: Scott Benjamin

Title: Assistant Secretary                                Title: Vice President